Exhibit 99.1

VeriSign Reports Third Quarter 2006 Results

MOUNTAIN VIEW, CA – October 19, 2006 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure for the networked world, today reported its results for the third quarter ended September 30, 2006.

VeriSign reported total revenue of $400 million for the third quarter of 2006, compared with $392 million for the second quarter. VeriSign ended the third quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $709 million and deferred revenue of $590 million.

“We continue to remain focused on the needs of our global customer base and on the execution of our strategic initiatives,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “We achieved a number of key milestones in the third quarter including record levels of business in our core Internet services and the Joint Venture announcement with News Corp to create a vertically oriented mobile entertainment company.”

“The continued momentum in the Internet Services Group and the stabilization of the consumer facing mobile content business drove our solid revenue performance this quarter,” said Dana Evan, Chief Financial Officer of VeriSign. “This performance resulted in record deferred revenue of $590 million.”

VeriSign is not providing detailed GAAP or non-GAAP financials for the quarter ended September 30, 2006 due to the previously announced review and analysis of VeriSign’s historical stock option grants being conducted by an ad hoc group of independent Directors. The independent Directors currently anticipate completing the investigation before the end of the year.

Recently within the Internet Services Group (ISG), VeriSign Security Services (VSS) announced plans with Symantec to jointly provide Symantec’s consumer customer base with new solutions to prevent against identity theft and fraud. Under the terms of the agreement, Symantec will deploy both the VeriSign Identity Protection (VIP) Fraud Detection Service and VIP Authentication Service to secure client login and transaction information on participating VIP websites. VeriSign also completed its acquisition of GeoTrust during the quarter, a leading supplier of SSL and other solutions to secure e-business transactions, for approximately $125 million in cash.

In September, VeriSign Communications Services (VCS) and News Corporation (NYSE: NWS, NWS.A) announced plans to create a joint venture to form the world’s largest provider of mobile entertainment. News Corp. will pay approximately $188 million for a controlling interest in VeriSign’s wholly-owned Jamba subsidiary and will combine it with Fox’s Mobile Entertainment assets. The new company will merge the most technologically advanced platform in the category with market-leading mobile content production and delivery capabilities and will serve 30 territories with a potential reach of more than a billion mobile subscribers. The transaction is expected to close in January 2007, subject to completion of definitive documentation and regulatory approvals and other closing conditions.

Additional Financial Information

•	VeriSign ended the third quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $709 million, a decrease of $26 million from the prior quarter due in part to the acquisition of GeoTrust. At the end of Q3, VeriSign had an outstanding balance of $199 million under its previously announced $500 million credit facility.

•	Deferred revenue on the balance sheet was $590 million as of September 30, 2006, an increase of $30 million from the prior quarter and up approximately $100 million year over year.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balances was 50 days for Q3, down from the 52 days recorded in Q2.

•	Capital expenditures for the third quarter of 2006 were approximately $36 million.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Security Services (VSS) and VeriSign Information Services (VIS) – delivered $197 million of revenue in the third quarter of 2006.

•	The VeriSign Web site certificate business issued approximately 136,000 new and renewal certificates in Q3. This increase combined with the 245,000 base from GeoTrust brought the total base to 781,000, up 50% year over year. The installed base excluding the GeoTrust certificates grew 12% year over year.

•	The VeriSign Information Services business ended the quarter with approximately 61.4 million active domain names in .com and .net, a net increase of approximately 3.9 million names up 7% over Q2 and 31% year over year.

Communications Services Group

•	VeriSign Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $203 million in the third quarter of 2006.

•	Within VCS, the Communications and Commerce group generated revenues of $114 million. The Content group generated revenues of $89 million, which includes $73 million for Jamba!/Jamster B2C services and $16 million from B2B services.

•	VeriSign Communications Services Group ended Q3 with a base of approximately 9.3 million wireless billing customer subscribers, an increase of approximately 29% year over year.

•	The VCS business supported 17.1 billion database queries in Q3 2006, up 19% year over year.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PST) to review the quarter’s results. The call will be accessible by direct dial at (800) 946-0706 (US) or (719) 457-2638 (international). A listen-only live webcast of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 (passcode: 4085119) or (719) 457-0820 (international) beginning at 5:00 pm (PST) on October 19 and will run through October 26. This press release and the financial information discussed on today’s conference call are available on Investor Relations tab in the company’s website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270

Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk acquired businesses will not be integrated successfully and unanticipated costs of such integration. In addition, VeriSign’s Board of Directors has not completed its review of VeriSign’s historical stock option grant practices. There can be no assurance that the outcome of that internal review will not result in changes to, or a restatement of, financial results provided by the Company for this or any historical period; the Company will not file its quarterly report on Form 10-Q for the quarter ended September 30, 2006 until after the internal review is completed. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

Schedule of Consolidated Revenue by Segment from Continuing Operations

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Internet Services Group	$196,422	$161,848	$559,203	$460,950
Communication Services Group	203,392	237,857	606,067	756,430

Total revenue	$399,814	$399,705	$1,165,270	$1,217,380

VERISIGN, INC. AND SUBSIDIARIES

Schedule of Cash and Cash Equivalents, Restricted Cash and Investments from Continuing Operations

(In thousands)

(unaudited)

	September 30, 2006	December 31, 2005
Cash and cash equivalents	$436,589	$476,826
Short-term investments	220,564	378,006
Restricted cash and investments	51,623	50,972

Total cash	$708,776	$905,804

VERISIGN, INC. AND SUBSIDIARIES

Schedule of Deferred Revenue from Continuing Operations

(In thousands)

(unaudited)

	September 30, 2006	December 31, 2005
Short-term	$435,711	$368,413
Long-term	154,455	127,175

Total deferred revenue	$590,166	$495,588